UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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National Health Investors, Inc.
(Name of Registrant as Specified In Its Charter)

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NATIONAL HEALTH INVESTORS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD FRIDAY, MAY 1, 2009, 11:00 A.M. CDT

To Our Shareholders:

We cordially invite you to attend the Annual Meeting of the Shareholders (the "Meeting") of National Health Investors, Inc. (“NHI” or the "Company").  It will be held at the Center for the Arts, 110 W. College Street, Murfreesboro, Tennessee on Friday, May 1, 2009, at 11:00 a.m. CDT, for the following purposes:

(1)

To re-elect one director.  The nominee for re-election as director is Robert T. Webb; he currently serves as a director of the Company;

(2)

To authorize and approve an amendment to the Articles of Incorporation of the Company to modify the limitations on ownership to ensure the preservation of the Company’s status as a real estate investment trust and as otherwise described in the proxy statement;

(3)

To authorize and amend the Company's 2005 Stock Option, Restricted Stock & Stock Appreciation Rights Plan to adjust the grant date for the automatic grant of options to non-employee directors to the third business day after the Company releases earnings for the prior year;

(4)

To ratify the Audit Committee’s selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

(5)

To transact such other business as may properly come before the Meeting or any continuances of it.

The Board of Directors has fixed the close of business on Monday, March 2, 2009 (the “Record Date”), for the determination of shareholders who are entitled to vote at the Meeting, including any continuances.

To assure your representation at the Meeting, the Board of Directors solicit votes by the execution and prompt return of the proxy in the enclosed return envelope by mail or by use of our telephone or Internet voting procedures.  Any shareholder attending the Meeting may vote in person even if he or she has returned a proxy.  Whether you are able to attend the Meeting or not, we urge you to indicate your vote as follows:

*

FOR the re-election of Mr. Webb;

*

FOR authorization and approval of an amendment to the Articles of Incorporation to modify the limitations on ownership as described in the proxy statement;

*

FOR authorization of an amendment to the Company's 2005 Stock Option Plan to adjust the grant date for the automatic grant of options to non-employee directors to the third business day after the Company releases earnings for the prior year; and

*

FOR ratification of the Audit Committee’s selection of BDO Seidman, LLP as our independent registered public accounting firm for the year ending December 31, 2009.

By order of the Board of Directors.

/s/ SUSAN V. SIDWELL

Corporate Secretary

Murfreesboro, Tennessee

March 20, 2009

NATIONAL HEALTH INVESTORS, INC.

750-B South Church Street

Murfreesboro, Tennessee 37130

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of National Health Investors, Inc. (“NHI” or the “Company”) to be voted at the Annual Meeting (the “Meeting”) of the Shareholders to be held on Friday, May 1, 2009, commencing at 11:00 a.m. CDT and at any continuances of the Meeting.  The Meeting will be held at the Center for the Arts, 110 W. College Street, Murfreesboro, Tennessee.  It is anticipated that this Proxy Statement and the form of proxy solicited on behalf of our Board of Directors will be filed with the Securities and Exchange Commission (“SEC”) and an accompanying Notice mailed to our shareholders on March 20, 2009.

If a shareholder duly executes and returns a proxy in the accompanying form or uses our telephone or Internet voting procedures to authorize the named proxies to vote the shareholder’s shares, those shares will be voted as specified, and if no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors.  The proxy and any votes cast using our telephone or Internet voting procedures may be revoked prior to exercise by (a) filing with the Secretary of the Company a written revocation, (b) by executing a later dated proxy, (c) by casting a later vote using the telephone or Internet voting procedures, or (d) by attending the Meeting and voting in person.

As permitted by the SEC, we are making this Proxy Statement and our 2008 Annual Report on Form 10-K (the “2008 Annual Report”) available to our shareholders electronically via the Internet.  If you received a Notice by mail, you will not automatically receive a printed copy of the proxy material in the mail.  Instead, the Notice instructs you how to access and review all of the important information contained in the Proxy Statement and 2008 Annual Report.  The Notice also instructs you how to submit your vote over the Internet.  If you received a Notice by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting such materials included in the Notice.

VOTING SECURITIES

Only shareholders of record at the close of business on Monday, March 2, 2009, (the “Record Date”), are entitled to notice of and to vote at the Meeting or any continuances.  On March 2, 2009, we had outstanding 27,580,319 shares of our Common Stock, par value $.01 per share ("Common Stock").  We have no class or series of shares currently outstanding other than our Common Stock.  Each holder of the shares of Common Stock is entitled to one vote per share on all matters properly brought before the Meeting.  Shareholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.  There are no rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon pursuant to this proxy statement.

EQUITY OWNERSHIP OF CERTAIN PRINCIPAL BENEFICIAL OWNERS

The following information is based upon filings made by the persons or entities identified below with the SEC.  Except as set forth below, on March 2, 2009, no person was known to us to own beneficially more than 5% of the outstanding Common Stock:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	The Vanguard Group, Inc. P.O. Box 2600 V26 Valley Forge, PA 19482-2600	1,952,612	7.08%
Common Stock	Barclays Global Investors, N.A. 45 Fremont Street San Francisco, CA	1,693,005	6.14%
Common Stock	National HealthCare Corporation 100 Vine Street, Suite 1400 Murfreesboro, TN 37130	1,630,462	5.91%
Common Stock	The Adams Group L.P. 5010 N.E. 50th Street Seattle, WA 98105	1,564,467	5.67%
Common Stock	W. Andrew Adams 100 Vine Street, Suite 1200 Murfreesboro, TN 37130	1,532,600(1)	5.56%

 (1) Ownership as defined by the SEC and not as defined in real estate investment trust regulations.

EQUITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the beneficial ownership, reported to us as of March 2, 2009, of our Common Stock of each director and each executive officer listed in the table below, and of the directors and executive officers as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Common Stock	W. Andrew Adams 750-B South Church Street Murfreesboro, TN 37130	1,532,600(2)	5.50%
Common Stock	Robert A. McCabe, Jr. 211 Commerce St., Ste. 300 Nashville, TN 37201	30,869(3)	*
Common Stock	Robert T. Webb 141 E. MTCS Road Murfreesboro, TN 37129	228,754(4)	*
Common Stock	Ted H. Welch 611 Commerce St., Ste. 2920 Nashville, TN 37203	141,018(5)	*
Common Stock	J. Justin Hutchens 750-B South Church Street Murfreesboro, TN 37130	100,000(6)	*
Common Stock	Roger R. Hopkins 750-B South Church Street Murfreesboro, TN 37130	23,852(7)	*
Common Stock	All Directors and Executive Officers as a group – 5 persons	2,057,093(8)	7.38%

 * Less than 1%

(1) Except as otherwise noted, all shares are owned beneficially with sole voting and investment power.  For purposes of computing the amount of shares of each person, all directors and executive officers as a group, and the percent of class, the number of shares outstanding includes shares purchasable by such persons upon exercise of outstanding options that are presently exercisable or will become exercisable within 60 days of March 2, 2009.

(2) Mr. Adams expressly disclaims ownership in 222,307 shares which are owned by a private foundation of which he is a trustee.

(3) Includes options to purchase 30,000 shares of Common Stock.

(4) Includes options to purchase 45,000 shares of Common Stock.

(5) Includes options to purchase 90,000 shares of Common Stock.

(6) Includes options to purchase 100,000 shares of Common Stock.

(7) Includes options to purchase 19,166 shares of Common Stock.

(8) Includes options to purchase 284,166 shares of Common Stock.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

NHI is managed by its four-person Board of Directors.  A director may be removed from office for cause only.  Officers serve at the pleasure of the Board of Directors for a term of one year.  The following table gives information about our directors and executive officers:

Name	Age	Position	Expiration of term
W. Andrew Adams	63	Chairman of the Board and CEO(1)	2011
Robert A. McCabe, Jr.	58	Director(2)	2011
Robert T. Webb	64	Director	2009
Ted H. Welch	75	Director	2010
J. Justin Hutchens	34	President and COO(3)	-
Roger R. Hopkins	47	Chief Accounting Officer	-

(1) Mr. Adams served as President and CEO until February 25, 2009.  Mr. Adams will remain with us as Chief Executive Officer and Chairman of the Board of Directors.

(2) All directors except Mr. McCabe were first elected in 1991.  Mr. McCabe was first elected in 2001.

(3) Mr. Hutchens joined the Company as President and Chief Operating Officer effective February 25, 2009.

W. Andrew Adams has served as the Chief Executive Officer, President and Chairman of the Board of Directors since the Company’s inception in 1991.  Effective February 25, 2009, Mr. Adams resigned a President, but remains Chief Executive Officer and Chairman of the Board of Directors.  During the three months ended March 31, 2008, Management Advisory Source, LLC, an entity solely owned by Mr. Adams, provided all operating services and personnel to the Company (see the caption “Certain Relationships and Related Transactions” for a description of our Advisory Agreement with and fees paid to Mr. Adam’s company).  Mr. Adams has previously served as President, CEO and Chairman of the Board of National HealthCare Corporation (“NHC”) and National Health Realty, Inc. (“NHR”).  He currently serves on the Board of Directors of NHC.  Mr. Adams has previously served on the Boards of Assisted Living Concepts, SunTrust Bank, David Lipscomb University and the Boy Scouts of America.  He received his B.S. and M.B.A. degrees from Middle Tennessee State University.

Robert A. McCabe, Jr. (Independent Director) has served as a director of the Company since February 2001.  Mr. McCabe is currently Chairman of Pinnacle Financial Partners in Nashville, Tennessee.  He previously served as a senior officer of First American National Bank or its subsidiaries from 1976 to 1999.  His most recent positions were as Vice Chairman of the holding company and President of First American Enterprises.  Mr. McCabe received his M.B.A. from the University of Tennessee and graduated from the Advanced Management Program of Harvard Business School.  He serves as Chairman of the Board of the Ensworth School, and serves on the Board of Directors of Boy Scouts of America (Chairman - Middle Tennessee Council), the Nashville Downtown Partnership, Cheekwood Botanical Gardens and Museum of Art, SSC Service Solutions and Goldleaf, Inc of Atlanta, GA, a NASDAQ Global Market Company (Audit Committee Chairman).  Mr. McCabe is Chairman of NHI’s Audit Committee, and is a member of the Compensation Committee, and Nominating and Corporate Governance Committee.

Robert T. Webb (Independent Director) has served as a director of the Company since its inception in 1991.  Mr. Webb is the owner of commercial buildings and rental properties in the Middle Tennessee area and is a subdivision developer.  Additionally, Mr. Webb is the President (retired) and principal owner of Webb's Refreshments, Inc., which has been in operation serving the Middle Tennessee area since 1976.  He attended David Lipscomb College and received a B.A. in business marketing from Middle Tennessee State University in 1969.  Mr. Webb is Chairman of NHI’s Nominating and Corporate Governance Committee, and is a member of the Audit Committee, and Compensation Committee.

Ted H. Welch (Independent Director) has served as a director of the Company since its inception in 1991.   Mr. Welch serves on the Board of Directors of FirstBank, SSC Service Solutions and the U.S. Chamber of Commerce.  Mr. Welch received a B.S. from the University of Tennessee at Martin, attended the Graduate School of Management at Indiana University, and has received an Honorary Doctorate degree from Freed-Hardeman University.  Mr. Welch is Chairman of NHI’s Compensation Committee, and is a member of the Audit Committee, and Nominating and Corporate Governance Committee.

 J. Justin Hutchens joined the Company as President and Chief Operating Officer effective February 25, 2009.  Prior to joining the Company, Mr. Hutchens served since September 2007 as Executive Vice President and Chief Operating Officer for Emeritus Senior Living (NYSE: ESC), a national provider of assisted living and Alzheimer’s and related dementia care services.  Mr. Hutchens served as Senior Vice-President and COO for Summerville Senior Living, Inc. from November 2003 until Summerville was acquired by Emeritus. He joined Summerville Senior Living, Inc. in 2001 as a Regional Director of Operations.  Mr. Hutchens received a B.S. degree in human services from the University of Northern Colorado in 1995 and a M.S. degree in management from Regis University in 1998.

Roger R. Hopkins (Chief Accounting Officer) joined the Company on July 1, 2006, and was named Chief Accounting Officer on December 31, 2006.  Until joining the Company, he was a partner in the Tennessee regional accounting firm of Rodefer Moss & Co, PLLC.  He was previously a senior manager in the Nashville, Tennessee office of Deloitte & Touche, LLP.  Mr. Hopkins received his B.S. degree in accounting from Tennessee Technological University in 1982 and is a Certified Public Accountant.

Board of Directors and Committees of the Board

The Board of Directors held 32 meetings during 2008.  All directors were present at the meetings of the Board except for two meetings.  The Company strongly urges, but does not require, directors to attend the Annual Meeting of Shareholders.  All directors were in attendance at the 2008 Annual Meeting.

The Board of Directors has determined that no director other than Mr. Adams has a material relationship with the Company.  Accordingly, Mr. McCabe, Mr. Webb and Mr. Welch are “independent” directors based on an affirmative determination by our Board of Directors in accordance with the listing standards of the New York Stock Exchange (“NYSE”) and the SEC.  In addition, Mr. Richard F. LaRoche, who served as a director until his resignation on March 31, 2008, was also an “independent” director as determined by the Board.

The three standing committees of the Board of Directors are the Audit Committee, the Nominating and Governance Committee, and the Compensation Committee, the charters of which are provided on the our website at www.nhinvestors.com.  Each committee is comprised of at least three independent directors, and each committee is submitting a report in this Proxy Statement.  Each committee adopted its respective charter, which provides that each committee elect a chairman.  The committee meetings serve as the vehicle for addressing matters at a detailed level which are then brought to the full Board of Directors for specific action.  During the Board meetings, there are regularly scheduled “Executive Sessions” of the independent directors.  A presiding director of each Executive Session meeting is elected by the independent directors in attendance.  The independent directors listed above are each members of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee.

The Board of Directors has adopted the NHI Code of Business Conduct and Ethics and the NHI Valuesline program which are described on our website.  This Proxy Statement contains a description of our Valuesline program under the caption “Shareholder Communications.”

The Board of Directors has determined that the chairman of the Audit Committee, Mr. McCabe, meets the SEC’s definition of  “audit committee financial expert” and all three members of the Audit Committee are “financially literate” as required by NYSE rules.  We maintain an internal audit function as required by NYSE rules to provide management and the Audit Committee with ongoing assessment of our risk management processes and system of internal control over financial reporting.  During 2008, we outsourced this internal audit function to Rodefer Moss & Co., a Tennessee regional accounting firm with significant experience in providing audit and non-audit related services to its SEC clients.

COMMITTEE REPORTS

Report of the Audit Committee

The primary functions of the NHI Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: (a) the Company's systems of internal controls regarding finance, accounting, legal compliance and ethical behavior; (b) the Company's auditing, accounting and financial reporting processes; (c) the Company's financial statements and other financial information provided by the Company to its shareholders, the public and others; (d) the Company's compliance with legal and regulatory requirements; and (e) the performance of the Company's internal audit function and independent auditors. The Committee has the sole authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors or nominate the independent auditors for shareholder approval. The Committee approves all audit engagement fees and terms and all non-audit engagements with the independent auditors.

During 2008, the Audit Committee met 5 times and all members were present at the meetings.  At the 2008 Annual Meeting, shareholders ratified the Audit Committee’s selection of BDO Seidman, LLP (“BDO”) as the independent registered public accounting firm for the 2008 fiscal year.  BDO was engaged to  review the condensed consolidated financial statements set forth in our Quarterly Report on Form 10-Q for each of the first three quarters of 2008 and to audit the Company’s consolidated financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2008.  Our Company’s management has the primary responsibility for the preparation of the financial statements and the periodic filings with the SEC.

The responsibility of BDO is to express an opinion on the conformity of the Company’s audited consolidated financial statements and financial statement schedules with accounting principles generally accepted in the United States of America, and to express an opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and their reports dated February 23, 2009 expressed an unqualified opinion thereon.

The Audit Committee (a) reviewed and discussed with management and BDO the quarterly and annual financial statements and disclosures of the Company contained in Form 10-Q and Form 10-K, respectively, (b) reviewed internal operating reports with management, and (c) made detailed inquiries of the Company’s internal auditor and independent auditor as part of the Committee’s review of the Company's internal controls over financial reporting.  During each Audit Committee meeting, the members met in executive session individually with the President, the Chief Accounting Officer (who also oversees Sarbanes-Oxley §404 compliance), the internal auditor and BDO.  The Audit Committee has discussed with BDO the matters required by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and as required by SEC and NYSE rules. In addition, the Audit Committee has received from and discussed with

BDO the written disclosures and letter from BDO required by the applicable requirements of the Public Company Accounting Oversight Board regarding BDO’s communications with the audit committee concerning independence and concluded that BDO remains independent from management and the Company.

Independent Registered Public Accounting Firm Fees and Services

The aggregate professional fees billed by BDO for each of the following categories of services for the past two years are set forth below:

	2008	2007
Audit Fees (audit of annual financial statements and disclosures in Form 10-K; review of financial statements and disclosures in Form 10-Q; Sarbanes-Oxley 404 attestation services)	$295,914	$343,831
Audit-Related Fees (SEC comment letter consultation and other technical issues)	23,640	—
Tax Fees (tax compliance and consultation)	3,727	—
All Other Fees	—	—

The Audit Committee exercised its responsibility to pre-approve all services provided by BDO within the categories listing above.  The Audit Committee delegates to the Chairman of the Committee the authority to pre-approve fees for services to be provided by BDO until a formal annual audit plan and fee estimate is presented to a regularly scheduled meeting of the Audit Committee for review and approval.

In reliance on the reviews and discussions referred to above, the responsibilities outlined in the Restated Audit Committee Charter and legal requirements applicable for 2008, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements and Management’s Annual Report on Internal Control Over Financial Reporting be included in the Company's Annual Report on Form 10-K to the SEC for the year ended December 31, 2008.

This report is hereby submitted by the NHI Audit Committee.

Robert A. McCabe, Jr., Chairman

Robert T. Webb

Ted H. Welch

Report of the Compensation Committee

Compensation Discussion and Analysis

The purpose of the Compensation Committee is to discharge the responsibilities of the Board relating to the compensation of our executive officers and to review and approve senior officer’s compensation.  The objective of our compensation programs is to actively motivate and retain qualified senior officers and other key employees who are responsible for our company’s success.  The compensation program is designed to reward our officers for the Company’s performance as a whole and for the officer’s individual effort in achieving the Company’s goals.  Our compensation program includes the elements of (a) a base salary that is reflective of job responsibilities, expertise, and comparability to the same positions with companies in our peer group, (b) an annual bonus to reward individual effort in achieving the Company’s goals, and (c) share-based compensation to align the financial interests of our senior officers with those of our shareholders.  We determine any stock or option grants awarded to NHI’s officers under the NHI 2005 Stock Option, Restricted Stock and Stock Appreciation Rights Plan.  The purpose of these grants is to enable management to attract and retain employees to serve the needs of NHI.  The Compensation Committee met 5 times during 2008.  All members were present at each meeting.

Prior to March 31, 2008, we operated under an Advisory, Administrative Services and Facilities Agreement (the "Advisory Agreement") whereby the management advisor (the “Advisor”) managed all of our day-to-day business affairs and provided all administrative services through its personnel or through other contractual agreements, all subject to the supervision and policies established by our Board of Directors.  Prior to November 1, 2004, NHC served as the Advisor.  Effective November 1, 2004, NHI assigned its Advisory Agreement with NHC to a new company, Management Advisory Source, LLC (“MAS”) formed by NHI’s President and Board Chairman, W. Andrew Adams.  MAS, the Advisor, provided all necessary and appropriate services normally and customarily performed by employees, and established compensation which was paid solely from the fees paid to the Advisor pursuant to its Advisory Agreement with the Company, thus, we did not determine the compensation paid to NHI’s officers.  The Company’s Advisor determined such compensation in accordance with the Advisory Agreement.  On December 3, 2007, we elected to become a self-managed REIT with our own management reporting directly to the Board of Directors.  We notified MAS of our intent to terminate the Advisory Agreement effective March 31, 2008.  The fees paid to MAS are described under the caption “Certain Relationships and Related Transactions.”

As a result of the termination of the Advisory Agreement, effective April 1, 2008, all of the employees of MAS that had previously provided services to the Company became employees of the Company.  None of our employees have employment agreements other than Mr. Hutchens, as described below.

On January 29, 2008, we received notice from Mr. Adams that he intended to resign as President of NHI.  On April 1, 2008, the Company entered into a Consulting Agreement with Mr. Adams pursuant to which he agreed to continue to act as Chief Executive Officer and President of the Company and help in the selection of a new executive officer. The agreement provided that Mr. Adams would be paid $1. However, the Consulting Agreement contemplated that the Company at its sole election, pay Mr. Adams additional compensation. On December 12, 2008, the Compensation Committee approved the payment of a bonus of $900,000 to Mr. Adams for his services as interim CEO and President for the period from April 1, 2008 through December 31, 2008. On February 20, 2009, the Compensation Committee approved the payment of $180,822 to Mr. Adams for his services as interim CEO for the period from January 1, 2009 through February 24, 2009.  The Consulting Agreement continues until terminated by either party upon at least thirty days written notice.

Effective February 25, 2009, the Company entered into an Amended and Restated Consulting Agreement with Mr. W. Andrew Adams pursuant to which Mr. Adams will continue as Chief Executive Officer of the Company.  The agreement provides that Mr. Adams shall be paid during the first twelve months of the agreement, an annual salary equal to 95% of the total compensation received by the highest paid employee of the Company. Each twelve month period thereafter during the term of the agreement, Mr. Adams will be paid an annual salary equal to 90% of the total compensation received by the highest paid employee of the Company. The Consulting Agreement will continue until terminated by either party upon at least ninety days written notice.

Effective February 25, 2009, the Company appointed Justin Hutchens as President and Chief Operating Officer of the Company.  In connection with the appointment of Mr. Hutchens, the Company entered into an employment agreement (the “Agreement”) with Mr. Hutchens.   The Agreement has a three year term and provides an initial base salary of $380,000 and an initial annual bonus of $380,000. The Agreement provides Mr. Hutchens with the option of an alternative compensation at his election under a Cash Performance Incentive Plan which is driven by the Company’s funds from operation (“FFO”) and dividend growth. Under the Cash Performance Incentive Plan, Mr. Hutchens’ Base Salary each year would be $325,000 in years 2009-2011 and $350,000 in years 2012-2014. Under the Cash Performance Incentive Plan, Mr. Hutchens would also be entitled to an FFO Bonus based on the Company’s recurring FFO as defined in the Agreement and a Dividend Bonus based on the Company’s recurring dividends as defined in the Agreement.

The Agreement provides for a grant of an option to purchase 100,000 shares of Common Stock of the Company at the market price on the date of grant on the effective date of the Agreement and on each anniversary of the effective date of this Agreement until 2018, provided he remains employed by the Company on such anniversary date. Thus on February 25, 2009, Mr. Hutchens received an option to purchase 100,000 shares at an exercise price of $25.29 per share.  In addition, the Agreement provides for a sign-on bonus of $120,000 and a relocation allowance of $150,000. The Agreement further provides that if his employment is terminated during the first year of the Agreement due to a Without Cause Termination (as defined in the Agreement), the Company will pay Mr. Hutchens in a lump sum payment upon such termination an amount equal to one hundred percent (100%) of his base salary that is in effect at the time of the termination.

In addition, on February 25, 2009 the Company granted Mr. Hopkins an option to purchase 50,000 shares at a purchase price of $25.29 per share.  Mr. Hopkins’ option vested one third on the date of grant and one third on each of the first and second anniversary of the date of grant.  On February 4, 2008, the Company granted Mr. Hopkins an option to purchase 10,000 shares at a purchase price of $29.24 per share.  In addition, the Company awarded Mr. Hopkins 2,000 shares of restricted stock.  Both the 2008 option and the 2008 restricted shares vest one fourth each year over four years from the date of grant.  In addition, each of the 2008 and 2009 option and the 2008 restricted stock become fully vested upon a change of control of the Company.

Mr. Adams has historically owned close to 10% of the outstanding stock of the Company.  As a real estate investment trust, there are limits to the ownership any one person can have.  As a result, the Company has not historically issued any options or restricted stock to Mr. Adams.

Role of Executive Officers in Determining Compensation

The compensation committee makes all final determinations with respect to executive officers’ compensation, based on information provided by management and an appraisal of the Company’s financial status.  The Chief Executive Officer does make recommendations to the compensation committee relating to the compensation of executive officers who directly report to him, but the compensation committee has full autonomy in determining executive compensation.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that compensation in excess of $1 million paid to certain executive officers is not deductible unless it is performance-based. The Compensation Committee will periodically review and consider whether particular compensation and incentive payments to the Company’s executives will be deductible for federal income tax purposes. However, the Compensation Committee retains the ability to evaluate the performance of the Company’s executives and to pay appropriate compensation, even if it may result in the non-deductibility of certain compensation under federal tax law.

The Compensation Committee reviews the ratio of administrative and general expenses to net revenues for a group of comparable publicly-held REITs (the “Peer Group”), and concluded that the compensation paid is fiscally sound and productive, allowing NHI to continue to improve its competitive position.  The following table identifies the companies in our Peer Group which we believe have a similar business model and characteristics to us, and compares the percentage of each company’s general and administrative expense to its net revenues as reported in their most recent annual audited consolidated financial statements filed with the SEC:

PEER GROUP COMPARISON
General and administrative expenses as a percentage of net revenues
	2008	2007
LTC Properties, Inc.	9.6%(1)	9.8%(1)
Health Care REIT, Inc.	8.2%(1)	8.5%(1)
Senior Housing Properties Trust	7.7%(1)	8.0%(1)
HCP, Inc.	7.4%	7.5%
Nationwide Health Properties, Inc.	7.0%	8.0%
Omega Healthcare Investors, Inc.	6.0%	7.0%
National Health Investors, Inc.	5.7%	9.1%
Ventas, Inc.	4.4%	4.8%

(1) Data available as of nine months ended September 30, 2008.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This Report is hereby submitted by the NHI Compensation Committee.

Ted H. Welch, Chairman

 Robert A. McCabe, Jr.

 Robert T. Webb

This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

2008 Summary Compensation Table

The following table sets forth the compensation paid to the chief executive officer, senior vice president of finance and chief accounting officer at December 31, 2008 or during the 2008 fiscal year (collectively, the “Named Executive Officers”) for their services in all capacities to the Company for the 2008, 2007 and 2006 fiscal years.

Name and Principal Position	Year	Salary ($) (3)	Bonus ($)	Stock Awards ($)	Option Awards ($) (6)	Non- Equity Incentive Plan Comp. ($)	Change in Pension Value and Nonqualified Deferred Comp. Earnings ($)	All Other Comp. ($)	Total ($)
W. Andrew Adams CEO and President	2008 2007 2006	(1) (1) (1)	900,000(2) -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	900,000(2) (1) (1)
Kenneth D. DenBesten(4) Sr. VP Finance, Secretary	2008 2007 2006	50,000 130,000 293,597	370,000 417,782 225,000	204,450 307,980 329,150	3,400 36,044 49,033	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	627,850 891,806 896,780
Roger R. Hopkins(5) Chief Accounting Officer	2008 2007 2006	200,000 140,000 70,000	50,000 61,000 29,000	27,920 -0- -0-	26,242 16,660 7,379	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	304,316 217,660 106,379

(1) In 2006, 2007 and the period from January 1, 2008 through March 31, 2008, NHI paid an Advisory Agreement fee to Management Advisory Source, LLC (“MAS”) a company wholly owned by Mr. Adams and described in this Proxy Statement under the caption “Certain Relationships and Related Transactions”.  In 2008, 2007and 2006 NHI’s management fee expense under the Advisory Agreement was $862,000, $3,625,000 and $3,499,000, respectively, and is not reflected above as salary.

(2) Beginning April 1, 2008, Mr. Adams served as CEO and President of the Company under a consulting agreement.  Compensation to Mr. Adams under the agreement was $1 annually plus a bonus, if any, to be determined by the Board of Directors.  The bonus amount was $900,000 for the period from April 1, 2008 through December 31, 2008.

(3) Only Mr. Adams, Mr. DenBesten and Mr. Hopkins meet the SEC’s definition of “Executive Officer” for NHI, and were paid in excess of $100,000.  Prior to March 31, 2008, this expense was borne by MAS, not NHI.

(4) Mr. DenBesten resigned from the Company effective May 2, 2008.

(5) Mr. Hopkins joined the Company on July 1, 2006 and became Chief Accounting Officer on December 31, 2006.

(6) Represents amounts expensed by us during 2008 for grants made to executive officers.  Such grants provide our executive officers the opportunity to purchase shares of NHI Common Stock at some future date at the fair market value of the stock on the date of the grant.  The dollar value of the stock option grants is based on the grant date fair value as required by Statement of Financial Accounting Standards (“SFAS”) No. 123(R).  For additional information on the valuation assumptions with respect to the 2008 expense, refer to Note 11 of NHI’s financial statements in Form 10-K for the year ended December 31, 2008, as filed with the SEC.  The SFAS No. 123(R) value does not represent cash received by the executive in 2008, but potential earnings contingent on NHI’s future performance.  Stock option grants are designed to provide long-term (up to five years) incentives and rewards linked directly to the price of our Common Stock.  Stock options add value to the recipient only when stockholders benefit from stock price appreciation and, as such, further align management’s interests with those of our stockholders.

Grants of Plan-Based Awards in 2008

The following table describes non-equity incentive awards granted to our Named Executive Officers in 2008.

Name	Grant Date	All Restricted Stock Awards: Number of Shares of Stock or Units (#)	All Stock Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($/Sh) (3)
W. Andrew Adams	N/A	-0-	-0-	-0-	-0-
Kenneth D. DenBesten	2/4/08 2/4/08	20,000(1)	29,000(2)	29.24	29.24 2.45
Roger Hopkins	2/4/08 2/4/08	2,000(1)	10,000(2)	29.24	29.24 2.45

(1) On February 4, 2008, the Company awarded 20,000 restricted shares and 2,000 restricted shares to Mr. DenBesten and Mr. Hopkins, respectively.  These restricted stock awards provided for vesting on a straight-line basis on the grant date anniversary over the next four years.  A change of control of NHI will cause the unvested shares to vest immediately.

(2) On February 4, 2008, the Company granted options to purchase 29,000 shares and 10,000 shares to Mr. DenBesten and Mr. Hopkins respectively.  These option grants provided for vesting on a straight-line basis on the grant date anniversary over the next four years.  A change of control of NHI will cause the unvested options to vest immediately.

(3) The grant date fair value is determined in accordance with SFAS No. 123(R) and does not represent cash received by the named executive officers in 2008.  The grant date fair value represents potential earnings contingent on NHI’s future performance.  Stock option grants are designed to provide long-term (up to five years) incentives and rewards linked directly to the price of our Common Stock,  stock options add value to the recipient only when stockholders benefit from stock price appreciation and, as such, further align management’s interests with those of our stockholders.

2008 Outstanding Equity Awards at Fiscal Year-End

	Options Awards			Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
W. Andrew Adams	-0-	-0-	-0-	-0-	-0-
Kenneth D. DenBesten(1)	-0-	-0-	-0-	-0-	-0-
Roger R. Hopkins	15,000 10,000	24.50 29.24	7/21/11 2/4/13	2,000 -0-	54,860 -0-

(1) Mr. DenBesten resigned from the Company effective May 2, 2008.  As a result, 20,000 restricted shares granted to Mr. DenBesten in February 2008 were forfeited.  In addition, 34,500 restricted shares and 45,667 stock options granted to Mr. DenBesten in previous years were also forfeited.

2008 Option Exercises and Stock Vested At Fiscal Year-End

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	(Spread) Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
W. Andrew Adams	-0-	-0-	-0-	-0-
Kenneth D. DenBesten	33,333(1)	145,332	11,500(3)	341,895
Roger R. Hopkins	10,000(2)	90,000

(1) The net shares acquired in a cashless exercise of stock options were 4,771.

(2) The net shares acquired in a cashless exercise of stock options were 2,686.

(3) On March 9, 2008, the vesting schedule for the 50,000 restricted shares awarded to Mr. DenBesten on March 9, 2006 was modified such that the remaining unvested shares vest on a straight-line basis over the three years remaining in the original vesting schedule.

Equity Compensation Plans

The 2005 Stock Option Plan.  The maximum number of shares of Company Common Stock which may be awarded and delivered under the 2005 Stock Option Plan shall be equal to the sum of 1,500,000 shares of Stock.  Options granted under the 2005 Stock Option Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code (“Code”), or non-statutory stock options. The 2005 Stock Option Plan also continues the long-standing automatic grant of non-statutory options to the independent directors of the Board.  Pursuant to the terms of the 2005 Plan, independent directors will receive the option to purchase 15,000 shares once a year at the closing price of the shares on the date of the first annual shareholder meeting each year. The stock options are non-transferable except with Board approval and the maximum term is five years from the date of grant. The Board is authorized to specify other terms and conditions of the grants. The options are granted at the fair market value of the Company’s stock on the date of grant.

The Committee may grant Stock Appreciation Rights and Restricted Stock Awards under the 2005 Stock Option Plan.  The terms and conditions of each SAR or Restricted Stock Award granted under the 2005 Plan shall be as specified by the Committee, in its sole discretion and must be set forth in a written agreement between the Company and the participant, and shall be clearly identified therein as a SAR or Restricted Stock Award.

Incentive stock options may be granted only to employees of the Company or its subsidiaries. Non-statutory stock options, restricted stock awards and stock appreciation rights awards may be granted under the 2005 Stock Option Plan to employees and consultants of the Company, its affiliates and subsidiaries, as well as to persons to whom offers of employment as employees have been granted.

We determine when options become exercisable. The means of payment for shares issued upon exercise of an award will be specified in each award agreement.  Under the 2005 Stock Option Plan, the exercise price may be payable in cash or by tendering shares of stock acceptable to us valued at fair market value as of the day of exercise, or in any combination thereof, provided, however, unless otherwise determined by us, no shares may be tendered unless such shares have been held by the participant for six (6) months or more.  In addition, we may permit a participant to elect to pay the Exercise Price upon the exercise of an incentive stock option or non-qualified stock option by irrevocably authorizing a third party to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the incentive stock option or non-qualified stock option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.  For non-qualified stock options and stock received from restricted stock awards or upon the exercise of stock appreciation rights, the option holder or stock recipient must also pay the Company, at the time of purchase, the amount of federal, state, and local withholding taxes required to be withheld by the Company.

 The federal income tax consequences to the Company its affiliates and their employees of awards under the 2005 Stock Option Plan are complex and subject to change. There typically will be no federal income tax consequences to a participant or to us upon the grant of an incentive stock option. If the participant holds shares acquired through the exercise of an incentive stock option for the later of two years after the date the option was granted or one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he/she will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount, subject to certain limitations under Section 162(m) of the Internal Revenue Code. While the exercise of an incentive stock option does not result in current, taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant's alternative minimum tax income.

 Non-qualified stock options granted under the 2005 Stock Option Plan do not qualify as “incentive stock options” and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a non-qualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a non-qualified stock option or a sale or disposition of the shares acquired upon the exercise of a non-qualified stock option. However, upon the exercise of a non-qualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

At December 31, 2008, there were 1,353,967 shares available for grant under the 2005 Plan.

The 1997 Stock Option Plan.  The 1997 Stock Option Plan terminated in 2007 and no new options may be granted under the 1997 Stock Option Plan.  As of December 31, 2008, there remained options to purchase 97,983 shares of common stock granted under the 1997 Stock Option Plan that are exercisable.  No federal income tax consequences occur to either the Company or the optionee upon the optionee's exercise of his or her incentive stock option and purchase of Common Stock up to $100,000 per year, except that the difference between the fair market value of the stock purchased, pursuant to the exercise of the option and the amounts paid upon the option's exercise (the “Spread”), would be included in the optionee's alternative minimum taxable income for alternative minimum tax purposes.  For options purchased in excess of the $100,000 limit, or for options granted to non-employee directors, or which are not held for the time discussed in the next paragraph, the Spread is taxable as ordinary income to the optionee and deductible by the Company at the time of exercise.

After exercising an incentive stock option, if the optionee holds the stock purchased for the requisite period under the Internal Revenue Code, then upon the optionee's disposition of the stock he or she will recognize capital gain (or loss) for federal income tax purposes on the amount of the difference between the optionee’s cost and the net proceeds of the sale.  The Company would not be entitled to a deduction upon such a disposition.  To be entitled to such capital gains treatment, the optionee must not dispose of the underlying stock within two (2) years after the date the option is granted or one (1) year after the option is exercised.

If the optionee disposes of the stock prior to such time, then the optionee will recognize ordinary income in an amount equal to the lesser of (i) the difference between the sales proceeds and the optionee's cost, or (ii) the difference between the fair market value of the stock on the date of exercise and the optionee's cost.  The balance of the gain on a premature disposition of the stock, if any, will be capital gain for federal income tax purposes. Such a premature disposition will entitle the Company to a deduction equal to the amount of ordinary income recognized by the optionee.

The 1997 Stock Option Plan permits options to be exercised for cash or by surrender of shares of Common Stock of the Company valued at the then fair market value.  Unless otherwise specifically provided in the option agreement, no option shall be transferable, other than by will, family gift, or the laws of descent and distribution.  All shares which may be issued under the plan and the exercise prices for outstanding options are subject to adjustment in the event that the number of outstanding shares of Common Stock will be changed by reason of stock splits, stock dividends, reclassifications or recapitalizations.  In addition, upon a merger or consolidation involving the Company, participants are entitled to shares in the surviving corporation.

Equity Compensation Plan Information.  The following table provides aggregate information as of December 31, 2008, with respect to shares of Common Stock that may be issued under our existing equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans [excluding securities reflected in column(a)]
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1997 Plan: 97,983 2005 Plan: 61,685	$29.03	1997 Plan: -0- 2005 Plan: 1,353,967
Equity compensation plans not approved by security holders	None	N/A	N/A
Total	159,668	$29.03	1,353,967

Director Compensation

We reviewed the amount and structure of our compensation as directors, comparing our compensation to that paid to directors in our Peer Group based on the most recent information filed with the SEC.  During 2008, the independent directors received compensation for their Board service in the amount of $3,000 per meeting attended, plus options to purchase 15,000 shares of Company stock based on the closing price of NHI’s shares on the day of its Annual Shareholders Meeting.  Prior to his resignation on March 31, 2008, Mr. LaRoche received an additional $3,000 for services as Board Secretary.  Mr. McCabe received an additional $1,000 per meeting of the Audit Committee. The automatic grant of options to our independent directors has previously been approved by our shareholders.  Additionally, the Company reimburses all directors for travel expenses incurred in connection with their duties as directors of the Company.

Our review of the Peer Group indicated that our cash compensation is in excess of the majority of the other companies in our peer group.  However, the expense associated with stock or options granted to us is below the average of the other companies in the Group.  As our option grants only have value if the Company’s stock price increases, we believe our total compensation package is reasonable.

2008 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Comp. ($)	Change in Pension Value and Nonqualified Deferred Comp. Earnings	All Other Comp. ($)	Total ($)
Ted H. Welch	87,000	-0-	38,382	-0-	-0-	-0-	125,382
Robert T. Webb	81,000	-0-	38,382	-0-	-0-	-0-	119,382
W. Andrew Adams	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Robert A. McCabe, Jr.	92,000	-0-	38,382	-0-	-0-	-0-	130,382
Richard F. LaRoche, Jr.	21,000	-0-	-0-	-0-	-0-	-0-	21,000

(1) This represents the amount of stock compensation expense recorded by the Company in 2008 for the automatic grant (each year) of 15,000 options shares to each independent director on the date of the Annual Meeting of shareholders.  The exercise price of the options is the closing price of our Common Stock on the NYSE on the day the options are granted.  The options vest immediately.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s compensation committee currently consists of Mr. Welch, Mr. McCabe and Mr. Webb.  No interlocking relationship exists between the members of the Company's Board of Directors or compensation committee and the board of directors or compensation committee of any other company.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities and Exchange Act of 1934 as amended requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file statements with the SEC and the NYSE of initial reports of ownership and reports of changes in ownership of such equity securities.  Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to file these reports within two business days of the transaction, and to furnish us with copies of all such forms they file.  We remind our executive officers and directors of this requirement monthly.

To our knowledge, and based solely on review of the copies of such forms furnished to us and written representations that no other reports were required, we believe that during the fiscal year ended December 31, 2008, all filing requirements applicable to our executive officers, directors, and persons who beneficially own more than ten percent of our Common Stock were fulfilled and timely filed, except (1) a Form 5 filing by W. Andrew Adams on February 17, 2009 that should have been reported on a Form 4 on December 29, 2008; (2) a Form 4 filing by Robert A. McCabe, Jr. that was filed eleven days late; and (3) a Form 4 filing by Roger R. Hopkins that was one day late.

Report of the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include providing assistance to the Board of Directors in identifying and recommending candidates qualified to serve as directors of the Company, to review the composition of the Board of Directors, to develop, review and recommend governance policies and principles for the Company and to review periodically the performance of the Board of Directors.  The process we follow is to identify qualified individuals for Board membership and recommend them to the full Board for consideration.  This includes all potential candidates, whether initially recommended from management, other Board members or shareholders of the Company.  Nominations by shareholders should be sent to National Health Investors, Inc., 750-B South Church Street, Murfreesboro, Tennessee 37130, Attn: Nominating and Corporate Governance Committee.  Any such nominations by shareholders shall include the candidate’s name, together with appropriate biographical information of the candidate and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of the Company’s Common Stock for at least one year as of the date the recommendation is made.  If the appropriate biographical information is provided on a timely basis we will evaluate shareholder recommended candidates by following substantially the same process, and applying the same criteria, as we follow for candidates submitted by others.

In determining whether to recommend a candidate for the Board’s consideration, we look at various criteria including experience, an understanding of the health care industry, real estate, finance and accounting.  The principal qualification of a director is the ability to act successfully on the shareholders’ behalf.  We then evaluate each nominee and do an internal rank ordering.  Existing Board members are automatically considered by us for a term renewal.  We believe that the collective experience and qualifications of the directors should provide a variety of understanding and abilities that will allow the Board to fulfill its responsibilities.  We have not paid a fee to any third party to identify, evaluate or assist in identifying or evaluating potential nominees.

The committee met 2 times during 2008 and on January 29, 2009 renominated Mr. Webb for re-election to the Board of Directors.  The Committee noted that no other candidates were presented for consideration to be nominated.  Our nominees were assessed and chosen in accordance with our Committee’s charter.

This report submitted by the NHI Nominating and Corporate Governance Committee.

Robert T. Webb, Chairman

Robert A. McCabe, Jr.

Ted H. Welch

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Advisory Agreement

From the inception of the Company on October 17, 1991 until November 1, 2004, NHC served as our Advisor and NHI did not have any officers or employees who were not employed by NHC.  Our Advisor provided all necessary and appropriate services normally and customarily performed by employees, and set compensation which was paid solely from the fees paid to the Advisor pursuant to its Advisory Agreement with the Company.  Effective November 1, 2004, we assigned our advisory agreement with NHC to a new company, Management Advisory Source, LLC (“MAS”) formed by NHI’s President and Board Chairman, W. Andrew Adams.  From November 1, 2004 to October 1, 2006, Mr. Adams outsourced non-managerial functions of the Advisory Agreement, such as payroll processing, accounting, treasury and the like to NHC.  Effective October 1, 2006, MAS began to provide these services.  The Advisory Agreement with MAS was substantially similar to the agreement with NHC in the structure of the compensation and responsibilities.  Under the Advisory Agreement, MAS used its best efforts (a) to present to NHI a continuing and suitable investment program consistent with the investment policies adopted by our Board of Directors from time to time; (b) to manage our day-to-day affairs and operations including the hiring and payment of all officers and employees; and (c) to provide administrative services and facilities appropriate for such management.  In performing its obligations under the Advisory Agreement, MAS was subject to the supervision of and policies established by our Board of Directors.  For its services under the Advisory Agreement, our Advisor was entitled to annual compensation of a base amount of $2,000,000, payable in monthly installments of $166,666, plus an incentive fee based on cash flow performance.  There was an overall cap equal to 6% of net revenues as defined in the Agreement.

On December 3, 2007, we elected to become a self-managed REIT, with our own management reporting directly to the Board of Directors, and we notified MAS of our intent to terminate the Advisory Agreement effective March 31, 2008.  Prior to March 31, 2008, all of the salaries, related employment costs and other services were paid by the Advisor from its advisory fee.  The compensation expensed under the Advisory Agreement in 2008 and 2007 was $862,000 and $3,625,000, respectively.  We retained the existing personnel of MAS to carry on their responsibilities with us.  On January 29, 2008, we received notice from Mr. Adams that he intended to resign as President of NHI effective March 31, 2008.

Under an agreement with our Board of Directors, Mr. Adams continued to serve as President until February 25, 2009 at which time Justin Hutchens assumed the positions of President and Chief Operating Officer.  Mr. Adams will remain with us as Chief Executive Officer and as Chairman of the Board of Directors.  The compensation expensed during 2008 under the agreement for Mr. Adams to continue to serve as our President was $900,000.

National HealthCare Corporation

 Of the 123 health care facilities in which we have investments, 41 facilities are currently leased under operating leases to NHC, a publicly-held company and our largest customer.  W. Andrew Adams is on the board of directors of NHC and his brother, Robert Adams is chairman of its board of directors and the chief executive officer.  Our rental income from NHC in 2008 was $33,700,000 and in 2007 was $33,700,000.

Initial lease - On October 17, 1991, concurrent with NHC's conveyance of 43 properties to us, we leased to NHC 40 long-term care facilities and 3 retirement centers.  Each lease was for an initial term expiring December 31, 2001, with two additional five-year renewal terms at the option of NHC, assuming no defaults.  During 2000, NHC exercised its option to extend the lease term for the first five-year renewal term under the same terms and conditions as the initial term.  Each lease with NHC is a "triple net lease" under which NHC is responsible for paying all taxes, utilities, insurance premium costs, repairs and other charges relating to the ownership of the facilities.  NHC is obligated at its expense to maintain adequate insurance on the facilities' assets.

During the initial term and the first renewal term which ended on December 31, 2006, NHC was obligated to pay annual base rent on all 41 facilities of $15,238,000.  The leases also obligated NHC to pay as debt service rent all payments of interest and principal due under each mortgage to which the conveyance of the facilities was subject.  Payments for debt previously serviced were required for the shorter of the remaining life of the mortgage or lease term.

Lease amendment and extension - On December 27, 2005, under an amendment to the master lease, NHC exercised its option to extend the existing lease on 41 properties for the second renewal term.  The lease was scheduled to expire on December 31, 2006 unless extended by NHC.  The terms of the existing lease remained in place for 2006.

The 41 properties include 4 centers leased to other parties, the lease payments of which are guaranteed to us by NHC under the Master Lease.  The 15 year lease extension began January 1, 2007, and includes 3 additional 5-year renewal options, each at fair rental value of such leased property as negotiated between the parties and determined without including the value attributable to any improvements to the leased property voluntarily made by the tenant at its expense.  Under the terms of the lease, base rent for 2007 was $33,700,000 with additional percentage rent being equal to 4% of the increase, if any, in the gross revenue of each facility over a 2007 base year.  We did not recognize any percentage rent from NHC during 2007 and 2008.

Facility Management Services – Prior to 2008, subsidiaries of NHC managed the former foreclosure properties for management fees equal to a weighted average of 5.35% of net revenues of the foreclosure properties.  Management fees totaled $5,022,000, and $4,903,000, for the years ended December 31, 2007 and 2006, respectively.

Ownership of Common Stock - At December 31, 2008, NHC owned 1,630,462 shares of our Common Stock.  At December 31, 2008, we owned 101,800 shares of NHC’s convertible preferred stock.

Excepted Holder Agreements

Effective May 12, 2008, we entered into Excepted Holder Agreements with W. Andrew Adams and certain members of his family. These written agreements are intended to restate and replace the parties’ prior verbal agreement. These agreements were entered into in connection with the Company’s recent stock purchase program pursuant to which the Company announced that it would purchase up to 1,000,000 shares of its Common Stock in the public market from its shareholders.

A separate agreement was entered into with each of the spouse and children of Dr. Carl E. Adams and others within Mr. W. Andrew Adams’ family. We needed to enter into such an agreement with each family member because of the complicated ownership attribution rules under the Code. The Agreement permits the Excepted Holders to own stock in excess of 9.9% up to the limit specifically provided in the individual agreement and not lose rights with respect to such shares. However, if the shareholder’s stock ownership exceeds the limit then such shares in excess of the limit become “Excess Stock” and lose voting rights and entitlement to receive dividends.  The Excess Stock classification remains in place until the shareholder no longer exceeds the threshold limit specified in the Agreement. The purpose of these agreements is to ensure that the Company does not violate the prohibition against a real estate investment trust being closely held.

Pinnacle Financial Partners

We have a primary banking relationship with Pinnacle Financial Partners (“Pinnacle”), the fourth largest bank in the Nashville market area.  Mr. McCabe is Chairman of the Board of Directors of Pinnacle and, based upon the advice of our legal counsel, our banking relationship with Pinnacle is not prohibited by law or regulation.  Our Board of Directors has determined that Mr. McCabe is an independent director.  He has no material relationship with us, as the annual interest paid by Pinnacle on our bank accounts does not meet the threshold amounts set forth in NYSE Rule 303A.02(b)(v).

The Company has a policy that any transactions between NHI and its officers, directors and affiliates will be subject to approval by the audit committee of the Board.

Comparison of Cumulative Total Return

Our Annual Report on Form 10-K contains a graph on page 21 which demonstrates the performance of the cumulative total return to the shareholders of our Common Stock during the previous five years in comparison to the cumulative total return of the FTSE NAREIT All REITs Index and the Standard & Poor’s 500 Stock Index.  The FTSE NAREIT All REITs Index is comprised of all tax-qualified real estate investment trusts that are listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market List.  The FTSE NAREIT All REITs Index is not free float adjusted, and constituents are not required to meet minimum size and liquidity criteria.

PROPOSAL I

ELECTION OF DIRECTORS

Pursuant to our Articles of Incorporation, the directors have been divided into three groups.  Each group is elected for a three-year term and only one group is up for election each year.  One director has been nominated for re-election at the May 1, 2009 Meeting for a term of three years or until his successor is duly elected and qualified.  On January 29, 2009, the Board’s Nominating & Corporate Governance Committee nominated Mr. Webb for re-election to the Board of Directors.  Unless authority to vote for the election of Mr. Webb has been specifically withheld, your proxy holder intends to vote for his election to hold office as a director for a term of three years or until his successor has been duly elected and qualified.

If Mr. Webb becomes unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person as may be determined by the proxy holder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL I.

PROPOSAL II

AUTHORIZE AND APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION

The Board of Directors has approved, subject to shareholder approval, an amendment to the Articles of Incorporation (the “Charter”) of the Company to modify the limitations on ownership to ensure the preservation of the Company’s status as a real estate investment trust. The following is a brief summary of the principal features of the Charter amendment, which is qualified in its entirety by reference to the Charter amendment itself, a copy of which is attached to this proxy statement as Exhibit A.

The Company’s Charter contains certain limitations on the number of shares of the Company's stock that any one shareholder may own, which limitations are designed to ensure that the Company maintains its status as a REIT. This limitation currently provides that no person (as defined in the Code) may own directly or indirectly 9.9 percent or more of the Common Stock of the Company. Any shares of Common Stock in excess of such limits are deemed to be “Excess Common Stock”. Excess Common Stock shall be deemed automatically to have been converted into a class separate and distinct from the class from which converted and from any other class of Excess Common Stock. No Excess Common Stock may be voted, nor considered outstanding for the purpose of determining a quorum at any meeting of shareholders. Any dividends or other distributions payable upon the Excess Common Stock may, in the discretion of the Company, be paid into a non-interest bearing account and released to the shareholder only at such time as he or she ceases to be the holder of Excess Common Stock. The Company, upon authorization of the Board of Directors, may redeem any or all Excess Common Stock, and from the date of the giving of notice of redemption such shares shall cease to be outstanding and the shareholder shall cease to be entitled to dividends, voting rights and other benefits with respect to such shares. The redemption price will be based on the trading prices of the class of stock from which the Excess Common Stock being redeemed were converted, and is payable, without interest, only upon the liquidation of the Company. However, the Charter contains provisions under which the holder of Excess Common Stock may cause the Company to rescind such redemption by selling (and notifying the Company of such sale), within 30 days after notice of the redemption, a number of the shares of Common Stock held by such holder equal to the number of shares of Excess Common Stock. In addition, Excess Common Stock held by any holder may be converted back into shares of Common Stock if the holder sells such shares prior to their being called for redemption.

The Board believes that it is advisable to amend the Charter to modify the limitations described above in order to take into account the Excepted Holders Agreements described in “Certain Relationships and Related Transactions” and future Excepted Holders and to take into account certain changes in practice that have occurred with respect to those limitations that have developed since the Charter was drafted in 1991.

As described above, the existing Charter provides that no person may beneficially own 9.9 percent or more of the Common Stock of the Company. The proposed amendment to the Charter adjusts this percentage ownership limitation downward to take into account shares beneficially owned by Excepted Holders effectively decreasing the maximum amount of shares any person (other than an Excepted Holder) may beneficially own.  The Board of Directors has the power to permit persons to own shares in excess of this percentage ownership limitation (thereby causing such persons to become Excepted Holders) provided that the Board believes that the Company’s REIT status will not be jeopardized and any such persons enter into Excepted Holder agreements with the Company.  The percentage ownership limitation with respect to each Excepted Holder will be as set forth in such Excepted Holder’s agreement with the Company.  The proposed amendment provides that any transfer that would cause the Company to be beneficially owned by fewer than 100 persons or would cause the Company to be “closely held” under the Code would be void.  These limitations are referred to below as the “ownership limits.”  For purposes of the ownership limit, shares are beneficially owned by the person who is the actual owner or who is treated as the owner of such shares, directly, indirectly or constructively under the Code.

The proposed amendment prohibits the beneficial ownership of shares of Common or Preferred Stock in excess of the ownership limit and any attempted transfer in violation of the ownership limit is void.  Based on the Excepted Holder Agreements currently outstanding the ownership limit for all other shareholders is approximately 7.5%.  The proposed amendment gives the Board of Directors broad powers to prohibit and rescind any attempted transfer in violation of the ownership limits.

As in the existing Charter, the proposed amendment provides that any shares owned in violation of the ownership limit will be automatically converted into shares of Excess Stock effective as of the day before the transaction giving rise to the conversion.  The proposed amendment provides that, upon conversion, shares of Excess Stock will be deemed to be contributed into a trust held for the sole benefit of a tax exempt charitable organization designated by the Board.  Shares of Excess Stock will carry the same voting rights and rights to distributions and dividends as the shares from which they were converted.  However, any distributions or dividends paid on the shares of Excess Stock will be held in the trust and all voting rights with respect to the shares of Excess Stock may be exercised only by the trustee.  The trustee may sell shares of Excess Stock provided that any such sale would not result in a violation of the ownership limitations.  From the proceeds of such sale, the trustee is required to distribute to the record holder of such shares the lesser of (i) the price paid by the record owner for such shares (or, if no consideration was paid by such record owners, the average closing price for such shares for the ten trading days immediately preceding the date the record owner acquired such shares) or (ii) the proceeds receive by the Trustee.  All remaining proceeds will be distributed to the charitable beneficiary.

The Company may purchase shares converted into Excess Stock for a price per share equal to the lesser of (i) the per share price paid by the record owner in the transaction that cause such shares to be converted into Excess Stock or (ii) the average closing price for such shares for the ten trading days immediately preceding the date the Company exercises it purchase right.

The Board of Directors has the power to permit persons to own shares in excess of the ownership limit (thereby becoming Excepted Holders) provided that the Board believes that the Company’s REIT status will not be jeopardized and any such persons enter into excepted holder agreements with the Company.

Upon demand of the Company, each shareholder must disclose to the Company such information with respect to direct and indirect ownership of stock owned (or deemed to be owned after applying the rules applicable to REITs under the Code) as the Board of Directors deems reasonably necessary in order that the Company may fully comply with the REIT provisions of the Code. Proposed transferees of stock must also satisfy the Board, upon demand, that such transferees will not cause the Company to fall out of compliance with such provisions.

The Board has unanimously adopted resolutions approving and recommending to the shareholders for their approval the Charter amendment.  Two thirds of the shares of Common Stock issued and outstanding is required for the approval of the Charter amendment.  The Board of Directors recommends a vote for the above proposal to approve the amendment to the Articles of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL II.

PROPOSAL III

APPROVAL OF THE SECOND AMENDMENT TO THE NATIONAL HEALTH INVESTORS, INC.

2005 STOCK OPTION, RESTRICTED STOCK &

STOCK APPRECIATION RIGHTS PLAN

The Board of Directors has approved, subject to shareholder approval, an amendment to the Company's 2005 Stock Option, Restricted Stock & Stock Appreciation Rights Plan (the “2005 Plan”) to adjust the grant date for the automatic grant of options to non-employee directors.  The following is a brief summary of the second amendment to the 2005 Plan, which is qualified in its entirety by reference to the 2005 Plan amendment itself, a copy of which is attached to this proxy statement as Exhibit B.

The National Health Investors, Inc.2005 Stock Option, Restricted Stock & Stock Appreciation Rights Plan was initially approved by the shareholders in 2005 and provided for the issuance of up to 1,500,000 common shares.  The purposes of the 2005 Plan are to (i) attract and retain the best available individuals for positions of substantial responsibility; (ii) motivate such individuals, by means of appropriate incentives, to achieve long range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify the interests of such individuals with those of the Company's other shareholders by offering options to purchase the Company's Common Stock, restricted stock awards and stock appreciation rights based on the increase in the value of the Company's Common Stock, thereby promoting the long term financial interest of the Company and its subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return. The 2005 Plan also continued the long-standing automatic grant of non-statutory options to the non-employee directors of the Board. Pursuant to the terms of the 2005 Plan, non-employee directors receive an option to purchase 15,000 shares once a year at the closing price of the shares on the date of the first annual shareholder meeting each year. Historically, the officers have received grants under the 2005 Plan in February or March shortly after the Company announces its earnings for the previous year.  In an effort to provide a consistent grant to officers and directors, on February 20, 2009, the Board of Directors approved an amendment to the 2005 Plan (the “Second Amendment”), subject to shareholder approval, that provides for the automatic grant to non-employee directors to occur on the third business day after the Company releases earnings for the prior year instead of at the annual shareholder meeting.

There are no other material amendments to the 2005 Plan.  The size of the grant to the non-employee directors remains the same at 15,000; it is only the timing of the grant that is being changed.  Following the approval of the Second Amendment by the Board, each non-employee director received an option to purchase 15,000 shares of Common Stock on February 25, 2009, subject to shareholder approval of the Second Amendment.  If the shareholders do not approve the Second Amendment, this grant will be rescinded and new grants will be made on the date of the annual shareholder meeting as currently provided by the 2005 Plan.  If the Second Amendment is approved, no grant will be made to the non-employee directors on the date of the annual shareholder meeting, and the February 25 grant will remain outstanding.

New Plan Benefits.

The Company granted options to purchase 15,000 shares of the Company’s Common Stock to each of the non-employee directors on February 25, 2009.  These options were granted under the 2005 Plan and are subject to shareholder approval of the Second Amendment.  The following table sets forth those granted options that are subject to adoption of the Second Amendment and held by each non-employee director.  No other grants that are subject to shareholder approval of the Second Amendment have been made.

New Plan Benefits

Name & Position	Exercise Price per Share(1)	Number of Units
Robert A. McCabe, Jr., Director	$25.29	15,000
Robert T. Webb, Director	$25.29	15,000
Ted H. Welch, Director	$25.29	15,000
All current directors who are not executive officers as a group (3 persons)	$25.29	45,000

(1) The exercise price of each option is equal to the fair market value of the underlying Common Stock on the date of grant.  The fair market value of the underlying Common Stock on March 18, 2009, the latest practicable date prior to the filing of this proxy statement, was $26.37 per share.

The Board has unanimously adopted resolutions approving and recommending to the shareholders for their approval the Second Amendment to the 2005 Plan.  The affirmative vote of a majority of the votes cast on this Proposal III by person or by proxy at the annual meeting is required for the approval of the Second Amendment to the National Health Investors,

Inc. 2005 Stock Option, Restricted Stock & Stock Appreciation Rights Plan. The Board of Directors recommends a vote for the above proposal to approve the amendment to the National Health Investors, Inc. 2005 Stock Option, Restricted Stock & Stock Appreciation Rights Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL III.

PROPOSAL IV

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has retained BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.  Although a shareholder vote is not required, the Board submits this accounting firm for approval by the shareholders.  BDO has audited the Company’s consolidated financial statements for each of the past four fiscal years, and has also provided the required Sarbanes-Oxley §404 attestation.

The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the ratification of the Audit Committee’s selection of BDO Seidman, LLP as our independent registered public accounting firm.  If the shareholders do not ratify the selection of BDO, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee, although the Audit Committee would not be required to select a different independent registered public accounting firm for the Company.  The Audit Committee retains the power to select another firm as the independent registered public accounting firm for the Company to replace the firm whose selection was ratified by the Company’s shareholders in the event the Audit Committee determines that the best interest of the Company warrants a change of its independent registered public accounting firm.

Representatives of BDO are expected to be present at the Annual Meeting and will be given the opportunity to address the shareholders and respond to questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL IV.

How We Count the Votes

*

Shares of Common Stock represented in person or by proxy at the Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the Company's Secretary who will determine whether or not a quorum is present.

*

Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as votes in favor of such matter.  As a result, abstentions will not have any effect on the voting results with respect to the proposal to elect directors. Abstentions will have the same effect as a negative vote on the proposal to approve the Second Amendment to the 2005 Plan and on the ratification of the auditors.  In addition, abstentions will have the effect of a negative vote with respect to the proposal to amend the Charter.

*

If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.  Accordingly, a "broker non-vote" may effect establishment of a quorum, but, once a quorum is established, will have no effect on the voting on the proposal to elect directors, on the proposal to approve the Second Amendment to the 2005 Plan or on the ratification of the auditors.  A “broker non-vote” will have the effect of a negative vote with respect to the proposal to amend the Charter.

*

A majority of the issued and outstanding shares of Common Stock entitled to vote constitutes a quorum at the Meeting. The nominees for director who receives the highest number of FOR votes cast will be elected.  The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the approval of the Second Amendment to the 2005 Plan and the ratification of the Audit Committee’s selection of BDO as our independent registered public accounting firm.  Two thirds of the shares of Common Stock issued and outstanding is required for the approval of the Charter amendment.

SHAREHOLDER COMMUNICATIONS

The Board of Directors has created the “NHI Valuesline” program in order to enable employees and shareholders to communicate with (on a non-identifiable basis if so desired) NHI executive officers, independent directors, and the NHI Board.  The Valuesline toll free number is 800-526-4064 and is answered by an independent contractor who transmits the communication to the Company’s internal auditor and establishes a date by which the caller can obtain a response to the communication, if so requested.  The internal auditor will forward any inquiries to or about executive officers or directors to the Corporate Secretary of the Company who will coordinate any necessary communication and response.  All shareholder communications are relayed by the Corporate Secretary to Mr. Webb as Chairman of the Nominating and Corporate Governance Committee.

SHAREHOLDER PROPOSALS

To be eligible for inclusion in our Proxy Statement, shareholder proposals for our 2010 Annual Meeting must be received by us on or before November 20, 2009 at our corporate office, to the attention of the Corporate Secretary, at 750-B South Church Street, Murfreesboro, Tennessee 37130.  Proposals submitted after November 20, 2009 will be considered untimely for the 2010 Annual Meeting of Shareholders pursuant to SEC Rule 14a-5(e).  Your submission of any proposal will be reviewed in accordance with the procedures found in SEC Regulation 14a-8, which we will supply upon request. Notices of shareholders’ proposals submitted outside the processes of Rule 14a-8 will generally be considered timely (but not considered for inclusion in our proxy statement), pursuant to the advance notice requirement set forth in Rule 14a-4(c).  For shareholders seeking to present a proposal at the 2010 annual meeting without inclusion of such proposal in the Company’s proxy materials, the proposal should be received by the Company no later than February 3, 2010.

EXPENSES OF SOLICITATION

The total cost of this solicitation will be borne by the Company.  We utilize the services of Broadridge Financial Solutions Inc. (formerly Automatic Data Processing, Inc.) to disseminate our proxy materials for an estimated cost of $10,000. In addition to use of the mail, proxies may be solicited personally, or by telephone, facsimile or email, by certain of our directors, officers and employees without additional compensation.

WEBSITE INFORMATION

The NHI website (www.nhinvestors.com) contains information on the Company, including all public filings (Form 10-Qs, 10-Ks, Statements of Beneficial Ownership, 8-Ks and the like).  We also maintain the following documents on the website, all of which we hereby incorporate herein by reference:

- Corporate Governance Guidelines

- The Restated Audit Committee Charter

- The Compensation Committee Charter

- The Nominating and Corporate Governance Committee Charter

- Valuesline Information

- The NHI Code of Ethics

The Code of Ethics has been adopted for all employees, officers and directors of the Company.  The website will also disclose whether there have been any amendments or waivers to the Code of Ethics.  To date there have been none.

Copies of any of these documents will be furnished, free of charge, to any interested investor upon receipt of a written request.  All of our press releases for the last two years can be accessed through the site’s press release page.  The website is updated regularly for any SEC filings and press releases.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the Meeting, but if other matters properly come before the Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their best judgment.

Exhibit A

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
NATIONAL HEALTH INVESTORS, INC.

NATIONAL HEALTH INVESTORS, INC., a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that its Articles of Incorporation are hereby amended as follows:

1.

Section 7.1 shall be deleted in its entirety and is hereby replaced with the following new Section 7.1:

7.1

The total number of shares of stock of all classes which the Corporation has authority to issue is fifty million (50,000,000) shares, each share having a par value of $.01, of which forty million (40,000,000) shares shall be Common Stock and ten million (10,000,000) shares shall be Preferred Stock.  The Board of Directors may issue the Preferred Stock in such one or more series consisting of such numbers of shares and having such preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends, qualifications and terms and conditions of redemption of stock as the Board of Directors may from time to time determine when designating such series.

2.

Article IX shall be deleted in its entirety and is hereby replaced with the following new Article IX:

NINTH.  LIMITATIONS ON OWNERSHIP

Section 9.1

Definitions.

For purposes of this Article IX, the following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of shares of Equity Stock by a Person who is an actual owner, for federal income tax purposes, of such shares of Equity Stock or who is treated as an owner of such shares of Equity Stock under Section 542(a)(2) of the Code either directly, indirectly, or constructively through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code.  The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” shall have the correlative meanings.

“Charitable Beneficiary” shall mean a beneficiary of the Trust as determined pursuant to Section 9.13 of this Article IX.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Effective Date” shall mean the date as of which these Articles of Amendment are filed with the Secretary of State of the State of Maryland.

“Equity Stock” shall mean stock that is either Common Stock or Preferred Stock.

“Excepted Holder” shall mean any Person designated as such by the Board of Directors pursuant to Section 9.11; provided, however, a Person shall cease to be an Excepted Holder upon the occurrence of any events as set forth in the Excepted Holder Agreement between the Excepted Holder and the Corporation.

“Excepted Holder Agreement” shall mean the agreement between an Excepted Holder and the Corporation as required under Section 9.11.

“Excess Stock” shall mean the shares of Common Stock and/or Preferred Stock referred to in Section 9.3 that would be Beneficially Owned by a Person in excess of the applicable Ownership Limit or that would cause the Corporation to be “closely held” with the meaning of Section 856(h) of the Code.

“Knowledge” shall mean the current conscious awareness of the individuals serving on Board of Directors.

“Market Price” as to any date shall mean the average of the last sales price reported on the New York Stock Exchange, Inc. (“NYSE”) of Common Stock or Preferred Stock, as the case may be, on the ten trading days immediately preceding the relevant date, or if not then traded on the New York Stock Exchange, the average of the last reported sales price of the Common Stock or Preferred Stock, as the case may be, on the ten trading days immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Stock or Preferred Stock, as the case may be, may be traded, or if not then traded over any exchange or quotation system, then the market price of the Common Stock or Preferred Stock, as the case may be, on the relevant date as determined in good faith by the Board of Directors.

“Ownership Limit” shall mean the lesser of (y) 9.9% of the aggregate number of the outstanding shares of Common Stock of the Corporation or (z) 9.9% of the value of the outstanding shares of Common Stock of the Corporation and, after any adjustment as set forth in Section 9.9, shall mean such percentage as so adjusted; PROVIDED, HOWEVER, at any time there is one or more Excepted Holders, then (a) the Ownership Limit applicable to each Excepted Holder shall be as set forth in the Excepted Holder Agreement between such Excepted Holder and the Corporation and (b) the Ownership Limit applicable to each Person who is not an Excepted Holder shall be the percentage of the aggregate number or value of the outstanding shares of Common Stock of the Corporation determined by dividing (y) fifty percent (50%) less the aggregate percentage Ownership Limit of all Excepted Holders by (z) five (5) less the number of Excepted Holders.  For the avoidance of doubt, the formula for calculating the percentage in clause (b) of the preceding sentence is as follows:

50% - (Aggregate Percentage Ownership Limit of all Excepted Holders)

5 – (Number of Excepted Holders)

For purposes of calculating the “Aggregate Percentage Ownership Limit” of all Excepted Holders, no shares of Equity Stock shall be double counted, and any shares considered to be Beneficially Owned by more than one Person shall be deemed to be owned by the Person with the highest percentage of Beneficial Ownership.  If the resulting Beneficial Ownership for Persons who are otherwise Excepted Holders shall fall below 9.9% after applying the preceding sentence, then such Excepted Holder shall not be counted in the denominator of the calculation; provided, however, if the resulting Beneficial Ownership is greater than the Ownership Limit calculated by not including such Excepted Holder in the denominator, then the Ownership Limit shall be recalculated by including such Excepted Holder in the denominator.

The Corporation may, in articles supplementary, determine a limit on the ownership of one or more classes or series of its Preferred Stock (the “Preferred Stock Limit”).  From and after such determination, references to the Ownership Limit herein will include the Preferred Stock Limit, as applicable.  The number and value of shares of the Equity Stock of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participated in a public offering of the Common Stock and/or Preferred Stock for a period of 30 days following the purchase by such underwriter of shares of the Common Stock and/or Preferred Stock.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer which results in Excess Stock as described below in Section 9.3, the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Equity Stock, if such Transfer had not been void under Section 9.2.

“Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Excess Stock as described below in Section 9.3, the record holder of the Equity Stock if such Transfer had not been void under Section 9.2.

“Restriction Termination Date” shall mean the first day after the Effective Date on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition of Equity Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Stock), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.  The terms “Transfers” and “Transferred” shall have the correlative meanings.

“Trust” shall mean the trust created pursuant to Section 9.13.

“Trustee” shall mean the Person that is appointed by the Board of Directors pursuant to Section 9.13 to serve as trustee of the Trust, and any successor thereto.

Section 9.2

Ownership Limitation.

9.2.1

From the Effective Date and prior to the Restriction Termination Date, no Person shall Beneficially Own shares of Common Stock and/or Preferred Stock in excess of the Ownership Limit.

9.2.2

From the Effective Date and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person Beneficially Owning Common Stock and/or Preferred Stock in excess of the Ownership Limit shall be void AB INITIO as to the Transfer of such shares of Common Stock and/or Preferred Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit and the intended transferee shall acquire no rights in such shares of Common Stock and/or Preferred Stock.

9.2.3

From the Effective Date and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Common Stock and/or Preferred Stock being Beneficially Owned by less than one hundred (100) Persons (determined without reference to any rules of attribution) shall be void AB INITIO as to the Transfer of such shares of Common Stock and/or Preferred Stock which would be otherwise Beneficially Owned by the transferee and the intended transferee shall acquire no rights in such shares of Common Stock and/or Preferred Stock.

9.2.4

From the Effective Date and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code shall be void AB INITIO as to the Transfer of the shares of Common Stock and/or Preferred Stock which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code and the intended transferee shall acquire no rights in such shares of Common Stock and/or Preferred Stock.

Section 9.3.

Excess Stock.

9.3.1

If, notwithstanding the other provisions contained in this Article IX, at any time after the Effective Date and prior to the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Corporation such that any Person would Beneficially Own Common Stock and/or Preferred Stock in excess of the applicable Ownership Limit, then, except as otherwise provided in Section 9.11, such shares of Common Stock and/or Preferred Stock in excess of such Ownership Limit (rounded up to the nearest whole share) shall be converted into Excess Stock and be treated as provided in this Article IX.  Such conversion and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

9.3.2

If, notwithstanding the other provisions contained in this Article IX, at any time after the Effective Date and prior to the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Corporation which, if effective, would cause the Corporation to become “closely held” within the meaning of Section 856(h) of the Code, then the shares of Common Stock and/or Preferred Stock being Transferred which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall be converted into Excess Stock and be treated as provided in this Article IX.  Such conversion and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

9.3.3

Any shares of Equity Stock that were not Excess Stock prior to the Effective Date but which are converted into Excess Stock as a result of the effectiveness of these Amended Articles, such Equity Stock shall be considered Excess Stock as of the Effective Date and not before.

Section 9.4.

Prevention of Transfer.

If the Board of Directors or its designee shall at any time determine in good faith that a Transfer has taken place in violation of Section 9.2 or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any shares of stock of the Corporation in violation of Section 9.2, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin or rescind such Transfer; provided, however, that any Transfers or attempted Transfers in violation of subparagraphs Subsection 9.2.2 and 9.2.4 shall automatically result in the conversion and treatment described in Section 9.3, irrespective of any action (or non-action) by the Board of Directors.

Section 9.5

Notice to Corporation.

Any Person who acquires or attempts to acquire shares in violation of Section 9.2, or any Person who is or attempts to become a transferee such that Excess Stock results under Section 9.3, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation’s status as a REIT.

Section 9.6

Information for Corporation.

From the Effective Date and prior to the Restriction Termination Date, each Person who is a Beneficial Owner of Common Stock and/or Preferred Stock and each Person (including the stockholder of record) who is holding Common Stock and/or Preferred Stock for a Beneficial Owner shall upon demand provide in writing to the Corporation any information with respect to the direct, indirect and constructive ownership of Equity Stock of the Corporation as the Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

Section 9.7

Other Action by Board.

Subject to the provisions of Section 9.18, nothing contained in this Article IX shall limit the authority of the Board of Directors (and such authority is hereby granted) to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT.

Section 9.8

Ambiguities.

In the case of an ambiguity in the application of any of the provisions of this Article IX, including any definition contained in Section 9.1, the Board of Directors shall have the power to determine the application of the provisions of this Article IX with respect to any situation based on the facts known to it.

Section 9.9

Increase in Ownership Limit.

Subject to the limitations provided in Section 9.10, the Board of Directors may from time to time increase or decrease the Ownership Limit.

Section 9.10

Limitations on Changes in Ownership Limit.

9.10.1

The Ownership Limit for a class or series of Equity Stock may not be increased if, after giving effect to such increase, five or fewer Beneficial Owners of Equity Stock would Beneficially Own, in the aggregate, more than 50.0% in value of the outstanding shares of Equity Stock.

9.10.2

Prior to any modification of the Ownership Limit pursuant to Section 9.9, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.

Section 9.11

Exemptions by Board.

The Board of Directors may, in its sole discretion, waive the Ownership Limit with respect to any particular Person (an “Excepted Holder”) if (i) evidence is presented that is satisfactory to the Board of Directors, in its sole discretion, and to the Corporation’s tax counsel that the changes in ownership pursuant to such waiver will not cause the Corporation to fail to qualify as a REIT and are not reasonably likely to cause the Corporation to fail to qualify as a REIT in the future, (ii) the Excepted Holder enters into an Excepted Holder Agreement with the Corporation on terms satisfactory to the Board of Directors, and (iii) the Board of Directors otherwise decides that such action is in the best interest of the Corporation.

Section 9.12

Severability.

If any provision of this Article IX or any application of any such provision is determined to be void, invalid or unenforceable by virtue of any legal decision, statute, rule or regulation, then the Purported Record Transferee may be deemed, at the option of the Corporation, to have acted as an agent of the Corporation in acquiring such shares of Excess Stock and to hold such shares of Excess Stock on behalf of the Corporation and the validity and enforceability of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

Section 9.13

Trust for Excess Stock.

Upon any purported Transfer that results in Excess Stock pursuant to Section 9.3, such Excess Stock shall be deemed to have been transferred by operation of law to the Trustee of a trust (the “Trust”) for the exclusive benefit of one or more Charitable Beneficiaries.  The Trustee shall be appointed by the Board of Directors, and shall be a Person unaffiliated with the Corporation, any Purported Beneficial Transferee or any Purported Record Transferee.  By written notice to the Trustee, the Board of Directors shall designate one or more non-profit organizations to be the Charitable Beneficiary(ies) of the interest in the Trust representing the Excess Stock such that (a) the shares of Equity Stock, from which the shares of Excess Stock held in the Trust were so converted, would not violate the restrictions set forth in Section 9.2 in the hands of such Charitable Beneficiary and (b) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(a), 170(c)(2) and 501(c)(3) of the Code.  The Trustee of the Trust will be deemed to own the Excess Stock for the benefit of the Charitable Beneficiary on the date of the purported Transfer that results in Excess Stock pursuant to Section 9.3.  Shares of Excess Stock so held in trust shall be issued and outstanding stock of the Corporation.  The Purported Record Transferee shall have no rights in such Excess Stock except as expressly provided for in this Article IX.

Section 9.14

Dividends on Excess Stock.

Shares of Excess Stock will be entitled to dividends and distributions authorized and declared with respect to the class or series of Equity Stock from which the Excess Stock was converted and such dividends and distributions will be payable to the Trustee of the Trust in which such Excess Stock is held, for the benefit of the Charitable Beneficiary.  Dividends and distributions will be authorized and declared with respect to each share of Excess Stock in an amount equal to the dividends and distributions authorized and declared on each share of stock of the class or series of Equity Stock from which the Excess Stock was converted.  Any dividend or distribution paid to a Purported Record Transferee of Excess Stock prior to the Knowledge by the Board of Directors that Equity Stock has been transferred in violation of the provisions of these Articles of Incorporation shall be repaid by the Purported Record Transferee to the Trustee upon demand.  The Corporation shall rescind any dividend or distribution authorized and declared but unpaid as void AB INITIO with respect to the Purported Record Transferee, and the Corporation shall pay such dividend or distribution when due to the Trustee of the trust for the benefit of the Charitable Beneficiary.

Section 9.15

Liquidation Distributions for Excess Stock.

Subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Directors, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any other distribution of all or substantially all of the assets of the Corporation, each holder of shares of Excess Stock shall be entitled to receive, in the case of Excess Stock converted from Preferred Stock, ratably with each other holder of Preferred Stock and Excess Stock converted from Preferred Stock and having the same rights to payment upon liquidation, dissolution or winding up as such Preferred Stock and, in the case of Excess Stock converted from Common Stock, ratably with each other holder of Common Stock and Excess Stock converted from Common Stock, that portion of the assets of the Corporation available for distribution to its stockholders as the number of shares of the Excess Stock held by such holder bears to the total number of shares of (i) Preferred Stock and Excess Stock then outstanding (in the case of Excess Stock converted from Preferred Stock) and (ii) Common Stock and Excess Stock then outstanding (in the case of Excess Stock converted from Common Stock).

Any liquidation distributions to be distributed with respect to Excess Stock shall be distributed in the same manner as proceeds from the sale of Excess Stock are distributed as set forth in Section 9.17.

Section 9.16

Voting Rights for Excess Stock.

Any vote cast by a Purported Record Transferee of Excess Stock prior to the Knowledge by the Board of Directors that Equity Stock has been transferred in violation of the provisions of the Charter shall be void AB INITIO.  While the Excess Stock is held in trust, the Purported Record Transferee will be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Equity Stock which have been converted into shares of Excess Stock for the benefit of the Charitable Beneficiary.

Section 9.17

Non-Transferability of Excess Stock.

Excess Stock shall not be transferable.  In its sole discretion, the Trustee of the Trust may transfer the interest in the Trust representing shares of Excess Stock to any Person if the shares of Excess Stock would not be Excess Stock in the hands of such Person.  If such transfer is made, the interest of the Charitable Beneficiary in the Excess Stock shall terminate and the proceeds of the sale shall be payable by the Trustee to the Purported Record Transferee and to the Charitable Beneficiary as herein set forth.  The Purported Record Transferee shall receive from the Trustee the lesser of (i) the price paid by the Purported Record Transferee for its shares of Equity Stock that were converted into Excess Stock or, if the Purported Record Transferee did not give value for such shares (e.g., the stock was received through a gift, devise or other transaction), the average closing price for the class of shares from which such shares of Excess Stock were converted for the ten trading days immediately preceding such sale or gift, and (ii) the price received by the Trustee from the sale or other disposition of the Excess Stock held in trust.  The Trustee may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 9.14.  Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid by the Trustee to the Charitable Beneficiary.  Upon such transfer of an interest in the Trust, the corresponding shares of Excess Stock in the Trust shall be automatically exchanged for an equal number of shares of Common Stock and/or Preferred Stock, as applicable, and such shares of Common Stock and/or Preferred Stock, as applicable, shall be transferred of record to the transferee of the interest in the Trust if such shares of Common Stock and/or Preferred Stock, as applicable, would not be Excess Stock in the hands of such transferee.  Prior to any transfer of any interest in the Trust, the Board of Directors must have waived in writing the Corporation’s purchase rights under Section 9.19.

Section 9.18

NYSE Transactions.

Nothing in this Article IX shall preclude the settlement of any transaction entered into through the facilities of the NYSE.  The fact that the settlement of any transaction may occur shall not negate the effect of any other provision of this Article IX and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article IX.

Section 9.19

Call By Corporation on Excess Stock.

Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share payable to the Purported Record Transferee equal to the lesser of (i) the price per share paid by the Purported Record Holder in the transaction that created such Excess Stock (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price of the Common Stock or Preferred Stock from which such Excess Stock was converted on the date the Corporation, or its designee, accepts such offer.  The Corporation may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 9.14.  The Corporation may pay the amount of such reductions to the Trustee for the benefit of the Charitable Beneficiary.  The Corporation shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the Corporation’s receipt of notice pursuant to Section 9.5 and (ii) if the Corporation does not receive a notice of such Transfer pursuant to Section 9.5, the date that the Board of Directors determines in good faith that a Transfer resulting in Excess Stock has occurred, but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section 9.17.

Section 9.20

Enforcement.

The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article IX.

Section 9.21

Non-Waiver.

No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

3.

The second sentence in Article XII shall be deleted in its entirety and is hereby replaced with the following:

The persons referred to in clauses (1), (2), (3), and (4) of the preceding sentence who may be indemnified by the Corporation include persons performing functions of the type described in any of the said clauses for National Healthcorp L.P. (a Delaware limited partnership) to the extent that a claim is asserted against such a person on account of or arising out of such person’s actions or inactions prior to the pro rata distribution by National Healthcorp L.P. of the shares of Common Stock owned by it to its partners, with respect to any property, assets or business of National Healthcorp L.P. contributed by it to the Corporation.

4.

Article XIII shall be deleted in its entirety and is hereby replaced with the following new Article XIII:

THIRTEENTH.  INTERESTED SHAREHOLDERS

Section 13.1

Neither any person who has been identified by the Board of Directors as a “Current Excepted Holder” nor any of such person’s affiliates shall be deemed to be an “Interested Stockholder” of this Corporation for purposes of Subtitle 6 of Title 3 of the Maryland General Corporation Law (“MGCL”).

Section 13.2

The voting rights of shares of the Corporation’s Stock held by a person identified by the Board of Directors as a “Current Excepted Holder” and their affiliates shall not be governed by Subtitle 7 of Title 3 of the MGCL.

Section 13.3

The inclusion of this Article in the Charter shall not be deemed to limit any further action under either Subtitles 6 or 7 of Title 3 of the MGCL that the Corporation may take either in its Charter, its Bylaws or by resolution of the Board of Directors, as may be permitted by the MGCL.

The foregoing amendment to the Articles of Incorporation of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.

We, the undersigned President and Secretary, swear under penalties of perjury that the foregoing is a corporate act.

Executed on this _____ day of _____________, 2009.

NATIONAL HEALTH INVESTORS, INC.

By: _________________________________

      W. Andrew Adams, President

Attest:

__________________________________

Susan V. Sidwell, Secretary

Exhibit B

Second Amendment to

THE

NATIONAL HEALTH INVESTORS, INC.

2005 STOCK OPTION, RESTRICTED STOCK &

STOCK APPRECIATION RIGHTS PLAN

The NATIONAL HEALTH INVESTORS, INC.2005 STOCK OPTION, RESTRICTED STOCK & STOCK APPRECIATION RIGHTS PLAN (the “Plan”) was approved by the Board of Directors of National Health Investors (the “Company”) on April 29, 2005 and by the shareholders of the Company on May 3, 2005.  Section 6.8 of the Plan currently provides for an automatic grant of a non-qualified stock option to non-employee directors on the date of the Annual Meeting of Shareholders.  Under Section 9 of the Plan, the Board of Directors of the Company may amend the Plan, provided such amendment is approved by the shareholders if required.   On February 20, 2009, the Board of Directors has approved an amendment to the Plan to change the grant date of the automatic grant in Section 6.8 to occur on the third business day after the Company releases earnings for the prior year.

THEREFORE, the Plan shall be amended (the “Amendment”) by deleting Section 6.8 in its entirety and replacing it with a new Section 6.8 so that, as amended, said Section 6.8 shall read as follows:

6.8. Fixed Option Grant of Stock Options to Certain Directors. Each Director of the Company who is not an employee of the Company (“Non-Employee Director”) shall automatically be granted a Non-Qualified Option to acquire fifteen thousand (15,000) shares of Common Stock on the third business day after the Company releases earnings for the prior year.  All such Non-Qualified Options shall have a per share exercise price equal to the Fair Market Value of a share of Common Stock at the close of business on the date of grant. The provisions of this section 6.8 may not be amended more than once every six (6) months, other than to comply with changes in the Code, ERISA, or rules promulgated thereunder.

This Amendment to the Plan shall be effective as of the date it is approved by the Board of Directors; provided, however, that to the extent that Options are granted under the Amendment prior to its approval by the Company's shareholders, such Options shall be contingent on approval of the Amendment by the Company's shareholders within twelve (12) months before or after the date the Amendment is approved by the Board and consistent with the requirements for shareholder approval of matters requiring shareholder approval under the Company's organizational documents and under applicable corporate law.

Except as expressly modified and amended by this Amendment, the provisions of the Plan shall remain in full force and effect as of the date hereof.

Effective as of:  February 20, 2009